Exhibit 99.1

Press Release

CONTACT:

Robert Meyer

Investor Relations

Tel: (813) 313-1777

Investorrelations@cott.com

COTT REPORTS THIRD QUARTER 2013 RESULTS AND DECLARES DIVIDEND

(Unless stated otherwise, all third quarter 2013 comparisons are relative to the third quarter of 2012; all information is in U.S. dollars. Certain terms used in this press release are defined below.)

TORONTO, ON and TAMPA, FL – October 31, 2013 – Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the third quarter ended September 28, 2013 and the declaration of a quarterly dividend of CAD$0.06 per common share.

Third Quarter 2013 Results

•	The Company returned approximately $10 million to shareholders through dividends and share repurchases.

•	The Company announced its intention to redeem $200 million of its subsidiary’s Senior Notes due in 2017 on November 15, 2013.

•	Revenue of $543 million was lower by 7% (6% excluding the impact of foreign exchange) compared to $584 million.

•	Gross profit as a percentage of revenue was 12.0% compared to 12.5%.

•	Selling, general and administrative (“SG&A”) expenses of $38 million were lower by 13% compared to $44 million.

•	Adjusted net income and adjusted earnings per diluted share were $14 million and $0.14, respectively, compared to $16 million and $0.17 in the prior year, respectively. Reported net income and earnings per diluted share were $12 million and $0.13, respectively, compared to $15 million and $0.15, respectively, in the prior year.

•	Adjusted EBITDA was $54 million compared to $56 million. Reported EBITDA was $52 million compared to $55 million.

•	Free cash flow was $77 million, reflecting $87 million of net cash provided by operating activities less $10 million of capital expenditures.

“The quarter provided a sequential improvement in performance trends and strong cash flows, despite prolonged aggressive national brand promotional activity that

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ran through the majority of the quarter. Additionally, we approved a dividend of CAD$0.06 and announced our intention to redeem $200 million of our 2017 Senior Notes, which is expected to reduce 2014 interest expense by approximately $14 million,” commented Jerry Fowden, Cott’s Chief Executive Officer.

THIRD QUARTER 2013 PERFORMANCE SUMMARY

•	Total filled beverage case volume (excluding concentrate sales) was 208 million cases compared to 225 million cases. The volume decline was due primarily to the general market decline in the North American carbonated soft drink (“CSD”) category and prolonged aggressive promotional activity from the national brands in North America.

•	Revenue was lower by 7% (6% excluding the impact of foreign exchange) at $543 million. The revenue decline was due primarily to lower global volumes slightly offset by an increase in average price per case on a global basis.

•	Gross profit as a percentage of revenue was 12.0% compared to 12.5%. The gross margin reduction was due primarily to lower global volumes which resulted in unfavorable fixed cost absorption.

•	SG&A expenses were lower by 13% at $38 million compared to $44 million. The decrease in SG&A was due primarily to lower employee-related and reduced information technology costs.

•	Income before income taxes was $13 million compared to $17 million.

•	Income tax expense was $0.1 million compared to $1.2 million.

•	Adjusted net income and adjusted earnings per diluted share were $14 million and $0.14, respectively, compared to $16 million and $0.17 in the prior year, respectively. Reported net income and earnings per diluted share were $12 million and $0.13, respectively, compared to $15 million and $0.15, respectively, in the prior year.

•	Adjusted EBITDA was $54 million compared to $56 million. Reported EBITDA was $52 million compared to $55 million.

•	Free cash flow was $77 million, reflecting $87 million of net cash provided by operating activities less $10 million of capital expenditures.

THIRD QUARTER 2013 REPORTING SEGMENT HIGHLIGHTS

•	North America filled beverage case volume was 147 million cases compared to 167 million cases and revenue was lower by 13% at $383 million due primarily to the general market decline in the North American CSD category and prolonged aggressive promotional activity from the national brands.

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•	United Kingdom / Europe filled beverage case volume was 56 million cases compared to 51 million cases. Revenue was higher by 14% (16% excluding the impact of foreign exchange) at $143 million, primarily due to the addition of the Calypso business and better weather in July.

•	Mexico filled beverage case volume was 5 million cases compared to 6 million cases. Revenue was lower by 23% (25% excluding the impact of foreign exchange) at $8 million due primarily to the exiting of low gross margin business.

•	RCI concentrate volume was 64 million cases compared to 77 million cases. Revenue increased 2%.

Declaration of Dividend

Cott has declared a dividend of CAD $0.06 per common share, payable in cash on December 12, 2013 to shareowners of record at the close of business on December 2, 2013.

Share Repurchase Program

Cott repurchased approximately 550,000 shares at an average price of $8.09 per share totaling approximately $4 million during the third quarter in accordance with its existing share repurchase program.

Announcement of Intention to Redeem 2017 Senior Notes

Cott announced its intention to redeem $200 million of its 2017 Senior Notes due in 2017 on November 15th, 2013. This redemption is expected to reduce interest expense by approximately $14 million in 2014.

Third Quarter Results Conference Call

Cott will host a conference call today, October 31, 2013, at 10:00 a.m. EDT, to discuss third quarter results, which can be accessed as follows:

North America: (877) 407-8031

International: (201) 689-8031

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

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About Cott Corporation

Cott is one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors. Cott produces multiple types of beverages in a variety of packaging formats and sizes, including carbonated soft drinks, 100% shelf stable juice and juice-based products, clear, still and sparkling flavored waters, energy products, sports products, new age beverages, and ready-to-drink teas, as well as alcoholic beverages for brand owners. Cott’s large manufacturing footprint, substantial research and development capability and high level of quality and customer service enables Cott to offer its customers a strong value-added proposition of low cost, high quality products. With approximately 4,000 employees, Cott operates manufacturing facilities in the United States, Canada, the United Kingdom and Mexico. Cott also develops and manufactures beverage concentrates, which it exports to over 50 countries around the world.

Defined Terms

Certain defined terms used in this press release include the following. “GAAP” means U.S. generally accepted accounting principles. “Total filled beverage case volume” means 24 eight ounce equivalent servings per case. “Adjusted Net Income (Loss)” means GAAP earnings (loss) excluding purchase accounting adjustments, integration expenses, restructuring expenses and asset impairments. “Adjusted Earnings Per Diluted Share” means Adjusted Net Income divided by diluted weighted average outstanding shares. “EBITDA” means GAAP earnings (loss) before interest, taxes, depreciation and amortization. “Adjusted EBITDA” means GAAP earnings (loss) before interest, taxes, depreciation and amortization, excluding purchase accounting adjustments, integration expenses, restructuring expenses and asset impairments. See the accompanying reconciliations of these non-GAAP measures to the corresponding GAAP measures, as well as the “Non-GAAP Measures” paragraph below.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures. Cott excludes from GAAP revenue the impact of foreign exchange to separate the impact of currency exchange rate changes from Cott’s results of operations. Cott utilizes Adjusted Net Income, Adjusted Earnings Per Diluted Share, EBITDA and Adjusted EBITDA to separate the impact of certain items from the underlying business. Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott’s underlying business performance and the performance of its management. Additionally, Cott supplements its reporting of net cash provided by operating activities determined in accordance with GAAP by excluding capital expenditures to present free cash flow, which management believes provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, paying dividends, and strengthening the balance sheet. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial

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statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to our capital deployment strategy, including the amount of the reduction in interest expense as a result of the partial redemption of the 2017 Senior Notes, and future financial and operating trends and results and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully; changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Walmart; fluctuations in commodity prices and our ability to pass on increased costs to our customers, and the impact of those increased prices on our volumes; our ability to manage our operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; our ability to maintain favorable arrangements and relationships with our suppliers; the significant amount of our outstanding debt and our ability to meet our obligations under our debt agreements; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates; credit rating changes; the impact of global financial events on our financial results; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our beverage concentrates or other manufacturing facilities; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; unseasonably cold or wet weather, which could reduce the demand for our beverages; the impact of national, regional and global

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events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management; our exposure to intangible asset risk; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; and the volatility of our stock price.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

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COTT CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Revenue, net	$543.2	$583.8	$1,612.4	$1,733.4
Cost of sales	478.2	510.6	1,414.4	1,504.5

Gross profit	65.0	73.2	198.0	228.9

Selling, general and administrative expenses	37.9	43.8	120.9	134.4
Loss on disposal of property, plant & equipment	1.1	0.8	1.4	1.7
Restructuring	—	—	2.0	—

Operating income	26.0	28.6	73.7	92.8

Other income, net	(0.7)	(1.5)	(0.4)	(2.2)
Interest expense, net	13.3	13.1	39.4	40.6

Income before income taxes	13.4	17.0	34.7	54.4

Income tax expense	0.1	1.2	2.3	5.5

Net income	$13.3	$15.8	$32.4	$48.9

Less: Net income attributable to non-controlling interests	1.3	1.3	3.9	3.4

Net income attributed to Cott Corporation	$12.0	$14.5	$28.5	$45.5

Net income per common share attributed to Cott Corporation
Basic	$0.13	$0.15	$0.30	$0.48
Diluted	$0.13	$0.15	$0.30	$0.48

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.2	94.5	94.9	94.5
Diluted	94.8	95.6	95.8	95.6

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COTT CORPORATION	EXHIBIT 2

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars, except share amounts, U.S. GAAP)

Unaudited

	September 28, 2013	December 29, 2012
ASSETS
Current assets
Cash & cash equivalents	$125.8	$179.4
Accounts receivable, net of allowance of $5.1 ($6.8 as of December 29, 2012)	254.6	199.4
Income taxes recoverable	0.7	1.2
Inventories	215.4	224.8
Prepaid expenses and other assets	23.1	20.3

Total current assets	619.6	625.1

Property, plant & equipment, net	490.1	490.9
Goodwill	140.4	130.3
Intangibles and other assets, net	303.6	315.4
Deferred income taxes	5.5	3.3
Other tax receivable	1.2	0.9

Total assets	$1,560.4	$1,565.9

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$3.9	$1.9
Accounts payable and accrued liabilities	259.7	287.7

Total current liabilities	263.6	289.6

Long-term debt	602.4	601.8
Deferred income taxes	48.1	39.1
Other long-term liabilities	23.7	12.5

Total liabilities	937.8	943.0

Equity
Capital stock, no par - 94,226,045 (December 29, 2012 - 95,371,484) shares issued	392.7	397.8
Additional paid-in-capital	43.9	40.4
Retained earnings	193.0	186.0
Accumulated other comprehensive loss	(17.0)	(12.4)

Total Cott Corporation equity	612.6	611.8
Non-controlling interests	10.0	11.1

Total equity	622.6	622.9

Total liabilities and equity	$1,560.4	$1,565.9

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COTT CORPORATION	EXHIBIT 3

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Operating Activities
Net income	$13.3	$15.8	$32.4	$48.9
Depreciation & amortization	25.1	24.7	74.7	72.2
Amortization of financing fees	0.7	0.8	2.2	2.9
Share-based compensation expense	1.1	1.3	3.6	3.5
Increase in deferred income taxes	0.3	0.6	1.9	4.6
Gain on bargain purchase	—	—	—	(0.9)
Loss on disposal of property, plant & equipment	1.1	0.8	1.4	1.7
Other non-cash items	—	(1.4)	0.2	(0.8)
Change in operating assets and liabilities, net of acquisition:
Accounts receivable	19.0	15.0	(38.8)	(36.8)
Inventories	26.6	17.1	15.8	(5.9)
Prepaid expenses and other assets	—	0.4	(2.0)	(5.5)
Other assets	6.1	(0.2)	6.0	0.7
Accounts payable and accrued liabilities	(6.0)	(22.1)	(34.9)	(38.4)
Income taxes recoverable	0.1	5.2	0.4	6.8

Net cash provided by operating activities	87.4	58.0	62.9	53.0

Investing Activities
Acquisition, net of cash acquired	(4.7)	(4.7)	(11.2)	(9.7)
Additions to property, plant & equipment	(10.2)	(13.2)	(44.7)	(50.6)
Additions to intangibles and other assets	(2.1)	(1.0)	(4.0)	(4.7)
Proceeds from sale of property, plant & equipment	0.2	1.3	0.2	2.3
Proceeds from insurance recoveries	—	1.7	0.4	1.7

Net cash used in investing activities	(16.8)	(15.9)	(59.3)	(61.0)

Financing Activities
Payments of long-term debt	(0.6)	(0.2)	(20.2)	(2.8)
Borrowings under ABL	—	—	—	24.5
Payments under ABL	—	—	—	(24.5)
Distributions to non-controlling interests	(2.2)	(1.9)	(5.0)	(3.3)
Common shares repurchased and cancelled	(4.5)	—	(12.9)	(0.3)
Financing fees	(0.1)	(1.2)	(0.1)	(1.2)
Dividends to shareholders	(5.5)	—	(16.7)	—

Net cash used in financing activities	(12.9)	(3.3)	(54.9)	(7.6)

Effect of exchange rate changes on cash	1.3	2.2	(2.3)	2.8

Net increase (decrease) in cash & cash equivalents	59.0	41.0	(53.6)	(12.8)

Cash & cash equivalents, beginning of period	66.8	47.1	179.4	100.9

Cash & cash equivalents, end of period	$125.8	$88.1	$125.8	$88.1

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COTT CORPORATION	EXHIBIT 4

SEGMENT INFORMATION

(in millions of U.S. dollars or 8 oz equivalent cases, U.S. GAAP)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Revenue
North America	$383.3	$439.3	$1,194.6	$1,323.1
United Kingdom	142.9	125.5	368.2	356.2
Mexico	7.5	9.7	22.6	29.0
RCI	9.5	9.3	27.0	25.1

	$543.2	$583.8	$1,612.4	$1,733.4

Operating income (loss)
North America	$14.6	$18.9	$49.3	$67.4
United Kingdom	9.5	7.8	18.6	21.5
Mexico	(1.2)	(1.0)	(1.6)	(3.2)
RCI	3.1	2.9	7.4	7.1

	$26.0	$28.6	$73.7	$92.8

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	165.3	190.1	512.9	573.9
United Kingdom	58.5	53.9	157.4	154.5
Mexico	4.5	6.4	14.2	19.0
RCI	64.1	77.5	194.8	220.2

	292.4	327.9	879.3	967.6

Volume - 8 oz equivalent cases - Filled Beverage
North America	146.9	167.3	451.4	505.6
United Kingdom	55.8	50.5	145.9	143.1
Mexico	4.5	6.4	14.2	19.0
RCI	0.4	0.3	0.9	0.3

	207.6	224.5	612.4	668.0

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COTT CORPORATION	EXHIBIT 5

SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Reporting Segment

Unaudited

	For the Three Months Ended
(in millions of U.S. dollars, except percentage amounts)	September 28, 2013
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$(40.6)	$(56.0)	$17.4	$(2.2)	$0.2
Impact of foreign exchange[2]	4.7	2.0	2.9	(0.2)	—

Change excluding foreign exchange	$(35.9)	$(54.0)	$20.3	$(2.4)	$0.2

Percentage change in revenue	–7.0%	–12.7%	13.9%	–22.7%	2.2%

Percentage change in revenue excluding foreign exchange	–6.1%	–12.3%	16.2%	–24.7%	2.2%

	For the Nine Months Ended
(in millions of U.S. dollars, except percentage amounts)	September 28, 2013
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$(121.0)	$(128.5)	$12.0	$(6.4)	$1.9
Impact of foreign exchange[2]	9.2	2.9	7.3	(1.0)	—

Change excluding foreign exchange	$(111.8)	$(125.6)	$19.3	$(7.4)	$1.9

Percentage change in revenue	–7.0%	–9.7%	3.4%	–22.1%	7.6%

Percentage change in revenue excluding foreign exchange	–6.4%	–9.5%	5.4%	–25.5%	7.6%

[1]	Cott includes the following reporting segments: North America, United Kingdom, Mexico and RCI.
[2]	Impact of foreign exchange is the difference between the current year’s revenue translated utilizing the current year’s average foreign exchange rates less the current year’s revenue translated utilizing the prior year’s average foreign exchange rates.

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COTT CORPORATION	EXHIBIT 6

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION

(EBITDA)

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net income attributed to Cott Corporation	$12.0	$14.5	$28.5	$45.5
Interest expense, net	13.3	13.1	39.4	40.6
Income tax expense	0.1	1.2	2.3	5.5
Depreciation & amortization	25.1	24.7	74.7	72.2
Net income attributable to non-controlling interests	1.3	1.3	3.9	3.4

EBITDA	$51.8	$54.8	$148.8	$167.2

Restructuring	—	—	2.0	—
Foreign regulatory adjustments	0.5	—	0.5	—

Acquisition adjustments
Inventory step-up	0.7	—	1.0	0.1
Acquisition costs	0.1	—	1.6	—
Integration costs	0.4	1.3	0.4	3.1

Adjusted EBITDA	$53.5	$56.1	$154.3	$170.4

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COTT CORPORATION	EXHIBIT 7

SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended
	September 28, 2013	September 29, 2012

Net cash provided by operating activities	$87.4	$58.0
Less: Capital expenditures	(10.2)	(13.2)

Free Cash Flow	$77.2	$44.8

	For the Nine Months Ended
	September 28, 2013	September 29, 2012

Net cash provided by operating activities	$62.9	$53.0
Less: Capital expenditures	(44.7)	(50.6)

Free Cash Flow	$18.2	$2.4

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COTT CORPORATION	EXHIBIT 8

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS PER DILUTED SHARE (EPS)

(in millions of U.S. dollars, except share and per share amounts)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net income attributed to Cott Corporation	$12.0	$14.5	$28.5	$45.5

Restructuring, net of tax	—	—	1.9	—
Foreign regulatory adjustments, net of tax	0.5	—	0.5	—

Acquisition adjustments, net of tax
Inventory step-up	0.5	—	0.8	0.1
Acquisition costs	0.1	—	1.4	—
Integration costs	0.4	1.3	0.4	3.1

Adjusted net income attributed to Cott Corporation	$13.5	$15.8	$33.5	$48.7

Adjusted net income per common share attributed to Cott Corporation
Basic	$0.14	$0.17	$0.35	$0.52
Diluted	$0.14	$0.17	$0.35	$0.51

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.2	94.5	94.9	94.5
Diluted	94.8	95.6	95.8	95.6